EXHIBIT 99.2

                                                                    SCHEDULE III

            ODYSSEY AMERICA REINSURANCE CORPORATION AND SUBSIDIARIES

                       SUPPLEMENTAL INSURANCE INFORMATION

                                 (in thousands)

                                                      Net
                                 Deferred      benefits, losses,                                                      Claims
                                  policy          claims and                                           Net          and claim
                                acquisition          loss            Unearned          Earned        investment     adjustment
Segment                            costs           expenses          premiums          premiums        income(1)      expense
-------                         ----------        ----------        ----------        ----------     ----------     ----------
Year ended December 31, 1998

America's                        $   17,398        $  818,468        $   78,457        $  216,566     $   --        $  166,052
Euro/Asia                              --                --                --                --           --               --
Newline                                --                --                --                --           --               --
                                 ----------        ----------        ----------        ----------     ----------     ----------
                  Total          $   17,398        $  818,468        $   78,457        $  216,566     $   --            166,052
                                 ----------        ----------        ----------        ----------     ----------     ----------

Year ended December 31, 1999

America's                        $   50,745        $1,794,478        $  207,589        $  470,676     $   --         $  359,811
Euro/Asia                              --                --                --                --           --               --
Newline                               5,936            37,049            17,564            37,732         --             24,072
                                 ----------        ----------        ----------        ----------     ----------     ----------
                  Total          $   56,681        $1,831,527        $  225,153        $  508,408     $   --            383,883
                                 ----------        ----------        ----------        ----------     ----------     ----------

Year ended December 31, 2000

America's                        $   49,409        $1,586,139        $  216,036        $  606,740     $   --         $  440,626
Euro/Asia                              --                 988                52               387         --                277
Newline                              10,539            79,640            34,943            74,704         --             62,561
                                 ----------        ----------        ----------        ----------     ----------     ----------
                  Total          $   59,948        $1,666,767        $  251,031        $  681,831     $   --            503,464
                                 ----------        ----------        ----------        ----------     ----------     ----------



                                   Amortization of
                                   deferred policy        Other
                                    acquisition       underwriting     Premiums
Segment                                 costs          expenses        written
-------                             ----------         ----------     ----------
Year ended December 31, 1998

America's                             $   53,696        $   19,643     $  212,758
Euro/Asia                                   --                --            --
Newline                                     --                --            --
                                      ----------        ----------     ----------
                  Total               $   53,696        $   19,643     $  212,758
                                      ----------        ----------     ----------

Year ended December 31, 1999

America's                             $  121,393        $   42,317     $  469,552
Euro/Asia                                   --                --
Newline                                   15,338             3,455         33,070
                                      ----------        ----------     ----------
                  Total               $  136,731        $   45,772     $  502,622
                                      ----------        ----------     ----------

Year ended December 31, 2000

America's                             $  175,267        $   43,871     $  608,812
Euro/Asia                                     65             2,286            439
Newline                                   23,238             7,097         92,083
                                      ----------        ----------     ----------
                  Total               $  198,570        $   53,254     $  701,334
                                      ----------        ----------     ----------

(1) The Company does not allocate net investment income by reportable segment, as it is not included in the assessment of the segment results as reviewed by the Company's Management.